Morgan Stanley Developing Growth Securities Trust
Results of Special Shareholder Meeting

On August 1, 2006, a Special Meeting of Shareholders of the
Fund was scheduled in order to vote on the proposals set
forth below. The proposals failed to obtain the necessary
quorum in order to hold the meeting, and, therefore, the
meeting was adjourned until August 23, 2006. The meeting was held on August 23, 2006 and the voting results with respect
to these proposals were as follows:

(1) Election of Trustees:

                                       For    Withhol Absta    BNV*
                                                 d      in
Frank L. Bowman...................   8,838,5  350,263      0       0
                                          88
Kathleen A.                          8,834,1  354,724      0       0
Dennis....................                27
James F.                             8,861,7  327,137      0       0
Higgins.....................              14
Joseph J.                            8,862,9  325,857      0       0
Kearns.....................               94
Michael F.                           8,854,9  333,870      0       0
Klein......................               81
W. Allen Reed......................  8,824,7  364,117      0       0
                                          34
Fergus Reid........................  8,837,5  351,305      0       0
                                          46

(2) Elimination of certain fundamental investment
restrictions:

                                         For    Again  Absta      BNV*
                                                  st     in
Elimination of the fundamental policy  7,566,9   334,3  246,6  1,040,8
restricting the Fund's ability to           11      92     93       55
pledge
assets..........................
Elimination of the fundamental policy  7,562,5   347,7  237,7  1,040,8
restricting purchases of securities         02      56     38       55
on
margin.............................
Elimination of the fundamental policy  7,613,0   284,0  250,8  1,040,8
prohibiting investments in oil, gas,        94      53     49       55
and other types of minerals or
mineral leases.........
Elimination of the fundamental policy  7,549,0   339,4  259,4  1,040,8
regarding investments in                    34      98     64       55
warrants............................
Elimination of the fundamental policy  7,567,9   330,1  249,8  1,040,8
prohibiting or restricting the              52      77     67       55
purchase of securities of issuers in
which Directors or Officers have an
interest............................
Elimination of the fundamental policy  7,590,9   308,5  248,4  1,040,8
prohibiting investments for purposes        15      93     88       55
of exercising
control....................
Elimination of the fundamental policy  7,555,2   333,0  259,6  1,040,8
regarding investments in unseasoned         64      45     87       55
companies.......................

(3) Modify certain fundamental investment restrictions for:

                                         For    Again  Absta    BNV*
                                                  st     in
Modify fundamental policy regarding    7,601,7   299,9  246,2  1,040,8
diversification............                 09      99     88       55
Modify fundamental policy regarding    7,553,0   342,0  252,9  1,040,8
borrowing money......                       06      82     08       55
Modify fundamental policy regarding    7,551,3   341,9  254,6  1,040,8
loans..............                         95      86     15       55
Modify fundamental policy regarding    7,563,2   330,8  253,9  1,040,8
investment in commodities, commodity        32      52     12       55
contracts and futures
contracts................
Modify fundamental policy regarding    7,577,3   322,4  248,1  1,040,8
issuance of senior securities..             99      79     18       55

(4) Reclassify certain fundamental policies as non-
fundamental policies:

                                         For    Again  Absta    BNV*
                                                  st     in
Reclassification as non-fundamental    7,544,3   341,7  261,8  1,040,8
the fundamental policy regarding the        26      83     87       55
short sale of
securities....................
Reclassification as non-fundamental    7,579,5   315,2  253,1  1,040,8
the fundamental policy prohibiting          44      99     53       55
investments in other investment
companies.............
Reclassification as non-fundamental    7,547,8   337,4  262,7  1,040,8
the fundamental policy on the               06      01     89       55
purchase or sale of puts, calls, and
combinations thereof

* Broker "non-votes" are shares held in street name for
which the broker indicates that instructions have not been
received from the beneficial owners or other persons
entitled to vote and for which the broker does not have
discretionary voting authority.